Exhibit 99.(16)(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Other Service Providers”, “Financial Highlights”, and “Representations and Warranties” in the Information Statement/Prospectus, and “Financial Information” in the Statement of Additional Information, included in this Registration Statement (Form N-14) of FPA Queens Road Small Cap Value Fund, FPA Queens Road Value Fund, FPA New Income Fund, and FPA U.S. Core Equity Fund.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, each dated September 28, 2022, September 28, 2022, January 27, 2023, and April 28, 2023, each included in Post-Effective Amendment No. 38, No. 38, No. 78 and No. 54, respectively, to the Registration Statements, File No. 333-85850, No. 333-85850, No. 002-30393 and No. 2-87607 of FPA Queens Road Small Cap Value Fund, FPA Queens Road Value Fund, FPA New Income Inc., and FPA U.S. Core Equity Inc., respectively, each filed with the Securities and Exchange Commission, and each incorporated by reference into the Information Statement/Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our reports dated July 28, 2022, July 28, 2022, November 28, 2022, and March 1, 2023, with respect to the financial statements and financial highlights of FPA Queens Road Small Cap Value Fund, FPA Queens Road Value Fund, FPA New Income Inc., and FPA U.S. Core Equity Inc., respectively, which are included in the Annual Reports to Shareholders (Form N-CSR) for the years ended May 31, 2022, May 31, 2022, September 30, 2022 and December 31, 2022, respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 26, 2023

A member firm of Ernst & Young Global Limited